[EXECUTION COPY]

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT AND CONSENT

This Second Amendment to Amended and Restated Loan Agreement and Consent (this "Second Amendment") is entered into as of the 6th day of August, 2004, by and among **THREE D OIL CO. OF KILGORE, INC.**, a Texas corporation ("Borrower"), **UNITED FUEL & ENERGY CORPORATION**, a Texas corporation ("United" or a "Guarantor"), **THOMAS E. KELLY**, an individual residing in Midland County, Texas ("Kelly" or a "Guarantor") (United and Kelly are collectively referred to herein as "Guarantors"), and **FIRST AMERICAN BANK, SSB**, a state savings bank ("Lender").

RECITALS:

A. Borrower, Guarantors and Lender entered into that certain Amended and Restated Loan Agreement dated as of October 10, 2003, as amended by First Amendment to Amended and Restated Loan Agreement and Consent dated as of July 14, 2004 (the "Loan Agreement").

B. Pursuant to the terms of the Loan Agreement, Borrower executed that certain Term Note dated October 10, 2003, in the original principal amount of $1,500,000, payable to the order of Lender (the "Term Note").

C. Borrower and Guarantors have requested that Lender consent to the consummation of the following transactions on or before August 6, 2004 (collectively, the "Brands Transactions"):

(i) At least 1,000,000 shares of preferred stock of United will be sold by United for a cash consideration of at least $2,000,000 according to the terms and conditions set forth in that certain Securities Purchase Agreement dated as of July ____, 2004, between United and each of the purchasers named therein;

(ii) Kelly will receive a stock dividend of 7,784,100 shares of common stock of United, whereupon Kelly will own in the aggregate 7,785,000 shares of the common stock of United, and Scott Heller ("Heller") shall receive a stock dividend of 864,900 shares of common stock of United, whereupon Heller will own in the aggregate 865,000 shares of the common stock of United; and

(iii) According to the terms and conditions set forth in that certain Agreement and Plan of Merger dated as of August 6, 2004, among Brands Shopping Network Inc., a Nevada corporation ("Brands"), Brands United Merger Sub, Inc., a Texas corporation

("Merger Sub") and United, a copy of which is attached hereto as Annex A (the "Merger Agreement"), the transactions set forth in the Merger Agreement are consummated, whereupon the following will result:

(a) Each issued and outstanding share of the common stock of United, no par value ("United Common Stock") and the preferred stock of United, par value $.001 per share ("United Preferred Stock") (other than shares of United Common Stock and United Preferred Stock owned by United as treasury shares and any shares of United Common Stock owned by Brands, all of which shall be cancelled) shall be converted into shares of common stock of Brands, par value $.001 per share ("Brands Common Stock") at an exchange ratio of one share of Brands Common Stock for each share of United Common Stock or United Preferred Stock, whereupon the capitalization of Brands, including the amount of Brands Common Stock owned by each shareholder of Brands, will be as described on Annex B attached hereto;

(b) Brands shall change its name to United Fuel & Energy Corporation (hereinafter, "Parent"); and

(c) Merger Sub will be merged with and into United, with United being the surviving entity and a 100% wholly-owned subsidiary of Parent. United will immediately thereafter change its name to UFE Corporation.

D. Lender has agreed to consent to the Brands Transactions, subject to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed between Lender, Borrower and Guarantors as follows:

Agreement

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement, and the following terms shall have the following meanings:

"Intercreditor Agreement" means that certain Intercreditor Agreement dated as of October 10, 2003, by and among CIT, Borrower, Eddins-Walcher, United and Lender.

"Merger" means the merger of Merger Sub, a Texas corporation, with and into United pursuant to the Articles of Merger and Plan of

Merger in the forms delivered to Lender pursuant to Section 4 of this Second Amendment.

"Merger Effective Date" means the effective date of the Merger as shown on the Certificate of Merger issued by the Secretary of State of the State of Texas and the effective date of the Name Change as shown on the Certificate of Amendment issued by the Secretary of State of Texas.

"Name Change" means the change by United of its name to UFE Corporation pursuant to Articles of Amendment in the form delivered to Lender pursuant to Section 4 of this Second Amendment.

2. Waiver and Consent. Pursuant to the request of Borrower and Guarantors, and subject to the other terms and provisions of this Second Amendment, Lender hereby consents to the Brands Transactions and to the execution by United of the Merger Agreement, and hereby waives such provisions of the Loan Agreement and the other Loan Papers that would otherwise prohibit the Brands Transactions or the execution of the Merger Agreement by United.

Notwithstanding the consent of Lender to the Brands Transactions described above, the waiver and consent of Lender herein shall be ineffectual and of no force and effect to the extent that (a) there are any material changes, alterations or additions in or to the terms of the Brands Transactions as described herein and which changes, alterations or additions are not disclosed to and approved by Lender prior to the effectiveness of such changes, alterations or additions, or (b) there was omitted herein or incorrectly described a material term, provision or element of the Brands Transactions necessary in order to make the descriptions of the Brands Transactions not materially misleading to Lender.

3. Amendments to Loan Agreement.

(a) As of the Merger Effective Date, Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the definitions of "Change of Control" and "Current Liabilities" and substituting in place thereof new definitions of "Change of Control" and "Current Liabilities," and (ii) adding a new definition for "Parent," each of which shall read in their entirety as follows:

"Change of Control" means the occurrence of any circumstance or event in which (i) United ceases to own 100% of the Voting Shares of Borrower, or (ii) Kelly ceases to own, directly or indirectly through Parent, 51% of the Voting Shares of United.

"Current Liabilities" means total current liabilities determined in accordance with GAAP, exclusive of principal due and payable under the Term Note on the Term Loan Maturity Date.

"Parent" means United Fuel & Energy Corporation, formerly known as Brands Shopping Network Inc., a Nevada corporation.

(b) As of the Merger Effective Date, Section 5.16 of the Loan Agreement is hereby amended in its entirety to read as follows:

> 5.16 Ownership of Borrower. The capitalization of Borrower consists of 100,000 shares of common stock, of which 550 shares are issued and outstanding, with all of such shares being owned by United. There exists no option, warrant, contract or other agreement pursuant to which Borrower is or may be obligated to issue additional shares of its capital stock.

(c) As of the Merger Effective Date, all of the Loan Papers are hereby modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments to the Loan Agreement as set forth herein, and Borrower and Guarantors covenant to observe, comply with and perform each of the terms and provisions of the Loan Papers to which they are parties, as modified hereby. As of the Merger Effective Date, the Loan Agreement and each other Loan Paper is hereby amended so that any reference therein to "United" or "United Fuel & Energy Corporation" shall mean "UFE Corporation, a Texas corporation."

4. Conditions Precedent. The effectiveness of this Second Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Borrower and Guarantors shall have executed and delivered to Lender this Second Amendment and all other required documents, all in form and substance satisfactory to Lender;

(b) the Brands Transactions shall have been consummated and Lender shall have received duly executed and filed copies of the documents evidencing the consummation of the Brands Transactions;

(c) CIT and Washington Mutual shall have consented to the Brands Transactions;

(d) CIT shall have waived its right under Section 14 of the Intercreditor Agreement to receive a copy of this Second Amendment at least ten (10) days prior to the execution thereof;

(e) the Boards of Directors of Borrower and United shall have approved the execution, delivery and performance of this Second Amendment and all other required

documents by resolutions satisfactory to Lender and its counsel, and appropriate certificates as to such actions, showing the parties authorized to execute the same and all items required herein, shall have been delivered to Lender;

(f) in connection with the Name Change, appropriate financing statement amendments, in form and substance satisfactory to Lender in its sole discretion, shall have been filed and recorded in the office of the Secretary of State of the State of Texas on the Merger Effective Date or arrangements made therefor satisfactory to Lender in its sole discretion; and

(g) Lender shall have received any other documents, certificates and opinions in connection with this Second Amendment or the Brands Transactions that may be requested by Lender, in form and substance satisfactory to Lender.

5. Representations. As an inducement to Lender to enter into this Second Amendment, Borrower and Guarantors jointly and severally represent and warrant to Lender that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, or will be true and correct on and as of the Merger Effective Date as though made as of said date, (ii) neither Borrower nor Guarantors have breached any of the covenants contained in the Loan Agreement or the other Loan Papers (except as may have been waived in writing by Lender), and (iii) no Event of Default now exists, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute an Event of Default.

6. No Waiver. Except as specifically provided herein, neither the execution by Lender of this Second Amendment nor anything contained herein shall in anywise be construed or operate as a waiver by Lender of any Event of Default (whether now existing or that may occur hereafter) or any of Lender's rights under the Loan Agreement, as hereby amended, or under any of the other Loan Papers.

7. Ratification. Except as provided herein, all terms and provisions of the Loan Agreement shall remain unchanged. Borrower and Guarantors hereby ratify, affirm and reaffirm all of the terms and provisions of the Loan Agreement as amended hereby, of the Term Note and of the other Loan Papers.

8. Governing Law. This Second Amendment is being executed and delivered, and is intended to be performed, in the State of Texas, and the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Second Amendment and all other documents and instruments referred to herein, unless otherwise specified therein.

9. Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10. Counterparts. This Second Amendment may be executed in any number of separate counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

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EXECUTED effective as of the date first above written.

BORROWERS: THREE D OIL CO. OF KILGORE, INC.

By: ______________________________
Scott Heller
President and Chief Executive Officer

GUARANTORS:

____
THOMAS E. KELLY

UNITED FUEL & ENERGY CORPORATION

By: ______________________________
Scott Heller
President and Chief Executive Officer

LENDER: FIRST AMERICAN BANK, SSB

By: ______________________________
Frank K. Stowers
Executive Vice President